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                                                                     EXHIBIT 4.6

                          SUPPLEMENT NO. 1 TO INDENTURE

         This SUPPLEMENT NO. 1 TO INDENTURE (this "Supplement") is entered into as of January 29, 2004, by and between Onyx Acceptance Corporation, a Delaware corporation (the "Company"), as obligor, and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the renewable, unsecured, subordinated debt securities of the Company issued pursuant to the Company's registration statement on Form S-3 declared effective by the Securities and Exchange Commission on or about January 29, 2004 (the "Registration Statement"):

         WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of the February 11, 2002 (the "Original Indenture"), pursuant to which the Trustee agreed to act as Trustee in connection with the issuance by the Company of $50,000,000 aggregate principal amount of unsecured subordinated renewable notes (the "Original Notes");

         WHEREAS, the Company has authorized and proposes to issue up to an additional $50,000,000 aggregate principal amount of its unsecured subordinated renewable notes (the "Additional Notes" and, together with the Original Notes, the "Notes");

         WHEREAS, the Company and the Trustee desire to supplement the Original Indenture with this Supplement (as supplemented, the "Indenture") to allow for the issuance of the Additional Notes subject to the terms and conditions of the Original Indenture;; and

         WHEREAS, Section 9.1(c) of the Original Indenture permits an amendment to the Original Indenture by the Company and the Trustee without the consent of any Holder "to provide for additional uncertificated Securities or certificated Securities;"

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, the Company and the Trustee hereby covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 The parties hereto agree and acknowledge that, effective as of the date hereof, the following terms, as used and defined in the Original Indenture, shall have the definitions set forth below for all purposes of the Original Indenture and this Supplement:

         "Indenture" shall mean the indenture dated as of February 11, 2002 between the Issuer and U.S. Bank National Association, as trustee, as supplemented by Supplement No. 1 to Indenture, dated as of January 29, 2004.

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                                   ARTICLE II
                                 THE SECURITIES

         SECTION 2.1 To allow for the issuance of the Additional Notes, the first sentence of Section 2.1(a) of the Original Indenture is hereby amended and restated in its entirety as follows:

     The outstanding aggregate principal amount of Securities to be issued hereunder (absent an amendment to the Registration Statement) is limited to $100 million; provided, however, that the Company and the Trustee may, without the consent of any Holder, increase such aggregate principal amount of Securities which may be outstanding at any time.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1 Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Indenture.

         SECTION 3.2 The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Original Indenture and, except as expressly modified and superseded by this Supplement, the terms and provisions of the Original Indenture are ratified and confirmed and shall continue in full force and effect. The Indenture and this Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 3.3 This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENT, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused to be duly executed, and their respective corporate seals to be affixed and attested unto, as of the day and year first written above, this SUPPLEMENT NO. 1 TO INDENTURE.

                              ONYX ACCEPTANCE CORPORATION

                              By:    _________________________________________
                              Name:  _________________________________________
                              Title: _________________________________________

                              U.S. BANK NATIONAL ASSOCIATION, a
                              national banking association, as Trustee

                              By:    _________________________________________
                              Name:  _________________________________________
                              Title: _________________________________________

Indenture - Signature Page